UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 6, 2018

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Entry into a Material Definitive Agreement

On August 6, 2018, Hallmark Financial Services, Inc. (the “Company”) entered into an Office Lease (the “Lease”) with Teachers Insurance and Annuity Association of America (the “Landlord”) for the rental of approximately 50,172 square feet of space (the “Premises”) in the office building commonly known as Two Lincoln Centre, 5420 LBJ Freeway, Dallas, Texas 75240 (the “Building”). The Premises consist of approximately 47,172 square feet of space (“the Suite 1100 Premises”) and approximately 3,000 square feet of space (“the Suite 380 Premises”). The initial term of the Lease commences on June 1, 2019, and expires May 31, 2032. The Company has the right to renew the Lease for up to ten years at market rental rates prevailing at the time of renewal.

The Lease provides for annual base rent for the Suite 1100 Premises commencing at $31.00 per square foot, or $121,861 per month, and increasing over the initial term of the Lease to $36.50 per square foot, or $143,482 per month. The Lease provides for annual base rent for the Suite 380 Premises commencing at $17.00 per square foot, or $4,250 per month, and increasing over the initial term of the Lease to $19.00 per square foot, or $4,750 per month. In addition, the Company must pay as additional rent its proportionate share (based solely on the Suite 1100 Premises) of certain excess operating expenses and electrical costs of the Building. The Company presently estimates this additional rent to commence at approximately $1.16 per square foot per year, or approximately $5,000 per month, and increase over the initial term of the Lease to approximately $6.47 per square foot per year, or approximately $25,000 per month.

So long as the Company is not in default, the base rent for the Suite 1100 Premises is waived for the first 12 months of the Lease and the base rent for the Suite 380 Premises is waived for the first 48 months of the Lease. In addition, the Landlord will provide to the Company a $3,386,610 allowance for remodeling the Premises prior to commencement of the Lease.

The foregoing description of the Lease is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Office Lease between Hallmark Financial Services, Inc. and Teachers Insurance and Annuity Association of America dated August 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: August 7, 2018	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer